Registration Statement No. 333-

    As filed with the Securities and Exchange Commission on May 18, 1999

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                  FORM S-3
                           REGISTRATION STATEMENT
                                   Under
                         the Securities Act of 1933

                                ASHLAND INC.
           (Exact name of Registrant as specified in its charter)

          Kentucky                                      61-0122250
(State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                        50 E. RiverCenter Boulevard
                            Covington, KY 41012
                               (606) 815-3333
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                          David L. Hausrath, Esq.
                     Vice President and General Counsel
                        50 E. RiverCenter Boulevard
                            Covington, KY 41012
                               (606) 815-3333
                 (Name, address, including zip code, and telephone
            number, including area code, of agent for service)

                                 Copies to:
                            Susan Webster, Esq.
                          Cravath, Swaine & Moore
                             825 Eighth Avenue
                             New York, NY 10019
                               (212) 474-1000

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ X ]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]


     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]


If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [ ]

     (Continued on following page)

(Continued from previous page)

                      CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
     Title of Each Class of Securities         Amount to be        Proposed          Proposed         Amount of
              to be Registered                  Registered          Maximum          Maximum        Registration
                                                                Offering Price      Aggregate            Fee
                                                                  Per Unit(1)        Offering
                                                                                     Price(1)
--------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value                    68,925(2)          $48.00        $3,308,400(3)        $920.00
--------------------------------------------------------------------------------------------------------------------

(1)  Estimated solely for the purposes of computing the registration fee.
(2) Number of shares issuable upon exercise of nonqualified stock options granted to selected officers and employees of Marathon Ashland Petroleum LLC under the Ashland Inc. Stock Option Plan for Employees of Joint Ventures.
(3) Calculated pursuant to Rule 457(h)(1) of the Securities Act of 1933. Accordingly, the price per share of the common stock offered pursuant to the plan is based on the 68,925 shares of common stock reserved for issuance under the plan and at an exercise price per share of $48.00, which is the closing price of the New York Stock Exchange composite tape on September 17, 1998 per share of common stock.

     ASHLAND HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL ASHLAND SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

LEGEND INFORMATION

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                 SUBJECT TO COMPLETION, DATED MAY 18, 1999

                                PROSPECTUS


                                ASHLAND INC.
                        50 E. RIVERCENTER BOULEVARD
                         COVINGTON, KENTUCKY 41012
                                 (606) 815-3333

                               68,925 SHARES

                                COMMON STOCK





     This prospectus relates to the 68,925 shares of Ashland Inc. common stock, $1.00 par value per share, that we will issue upon exercise of the outstanding nonqualified stock options that we granted to selected employees and officers of Marathon Ashland Petroleum LLC, or "MAP". MAP is a joint venture between Ashland and USX-Marathon.

     Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol "ASH". On May 17, 1999, the last reported sale price of our common stock as reported by the New York Stock Exchange was $42 3/8 per share.





     You should read this prospectus and any supplement carefully before you invest.


                                     Exercise Price    Proceeds to Ashland
                                     --------------    -------------------
    Per share of common stock            $48                  $48
    Total                             $3,308,400          $3,308,400



     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




                  This prospectus is dated May ___, 1999.

                             TABLE OF CONTENTS

                                                                         Page
Where You Can Find More Information About Ashland                          3
Ashland Inc.                                                               4
Use of Proceeds                                                            4
Description of Common Stock                                                4
The Plan                                                                   6
Federal Income Tax Consequences                                            9
Plan of Distribution                                                      10
Legal Matters                                                             10


     You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

             WHERE YOU CAN FIND MORE INFORMATION ABOUT ASHLAND

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 14(d) of the Securities Exchange Act of 1934 until our offering is completed:

         (a) Annual Report on Form 10-K for the year ended September 30, 1998, as amended by the Form 10-K/A filed March 17, 1999;

         (b) Quarterly Reports on Form 10-Q for the quarters ended December 31, 1998 and March 31, 1999; and

         (c) The description of our common stock, par value $1.00 per share, set forth in the registration statement on Form 10, as amended in its entirety by the Form 8 filed with the SEC on May 1, 1983.

     You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address (or by visiting our website at http://www.ashland.com):

              Office of the Secretary
              Ashland Inc.
              50 E. RiverCenter Boulevard
              P.O. Box 391
              Covington, KY 41012-0391
              606-815-3333

     You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

                                ASHLAND INC.

     Our businesses are grouped into six industry segments: Ashland Distribution, Ashland Specialty Chemical, APAC, Valvoline, Refining and Marketing, and Arch Coal.

     Ashland Distribution distributes industrial chemicals, solvents, thermoplastics and resins, fiberglass materials and fine ingredients. Ashland Specialty Chemical manufactures and sells a wide variety of specialty chemicals and certain petrochemicals. Ashland Distribution and Ashland Specialty Chemical were formed in March 1999 from the division of Ashland Chemical.

     APAC performs contract construction work, including highway paving and repair, excavation and grading, and bridge construction, and produces asphaltic and ready-mix concrete, crushed stone and other aggregate, concrete block and certain specialized construction materials in the southern and midwestern United States.

     Valvoline is a marketer of branded, packaged motor oil and automotive chemicals, automotive appearance products, antifreeze, filters, rust preventives and coolants. In addition, Valvoline is engaged in the "fast oil change" business through outlets operating under the Valvoline Instant Oil Change(R) name.

     Effective January 1, 1998, USX-Marathon and Ashland completed a transaction to form Marathon Ashland Petroleum LLC, or MAP, which combined major portions of the supply, refining, marketing and transportation operations of the two companies. Marathon has a 62% interest in MAP, and we hold a 38% interest. MAP operates seven refineries with a total crude oil refining capacity of 935,000 barrels per day. Refined products are distributed through a network of independent and company-owned outlets in the Midwest, the upper Great Plains and the southeastern United States. We account for our investment in MAP using the equity method of accounting.

     Our coal operations are conducted by Arch Coal, Inc., which is 57% owned by us and is publicly traded. Arch Coal produces, transports, processes and markets bituminous coal in Central Appalachia and the western and midwestern United States. We account for our investment in Arch Coal using the equity method of accounting.

We are a Kentucky corporation, organized on October 22, 1936, with our principal executive offices located at 50 E. RiverCenter Boulevard, Covington, Kentucky 41012 (Mailing Address: 50 E. RiverCenter Boulevard, P.O. Box 391, Covington, Kentucky 41012-0391) (Telephone: (606) 815-3333).


                              USE OF PROCEEDS

     We will use the net proceeds we receive from the sale of our common stock to which this prospectus relates in connection with the exercise of the options described in this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, capital expenditures, stock redemption, repayment of debt or the financing of possible acquisitions.


                        DESCRIPTION OF COMMON STOCK

COMMON STOCK

     As of the date of this prospectus, we are authorized to issue up to 300,000,000 shares of common stock. As of April 30, 1999, we had 73,170,271 shares of common stock issued and outstanding and had reserved 10,705,979 additional shares of common stock for issuance under our various stock and compensation incentive plans.

     The following summary is not complete and is not intended to give full effect to provisions of statutory or common law. You should refer to the applicable provisions of the following documents:

         o     the restated articles, which are incorporated by reference to
         Exhibit 3 to our Form 10-Q for the quarter ended December 31, 1997, and

         o     the by-laws, as amended, which are incorporated by reference to
         Exhibit 3 to our Form 10-Q for the quarter ended December 31, 1998.

     DIVIDENDS. The holders of common stock are entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available for their payment subject to the rights of holders of preferred stock.

     VOTING RIGHTS. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. The holders of common stock also possess cumulative voting rights for the election of directors. Under cumulative voting, a shareholder may multiply the number of shares owned by the number of directors to be elected and either cast this total number of votes for any one nominee or distribute the total number of votes, in any proportion, among as many nominees as the shareholder desires.

     RIGHTS UPON LIQUIDATION. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock have received their liquidation preferences in full.

     MISCELLANEOUS. The outstanding shares of common stock are fully paid and nonassessable. The holders of common stock are not entitled to preemptive or redemption rights. Shares of common stock are not convertible into shares of any other class of capital stock. Harris Trust and Savings Bank, Chicago, Illinois, is the transfer agent and registrar for the common stock.

PREFERRED STOCK PURCHASE RIGHTS

     The board of directors has authorized the distribution of one right for each outstanding share of our common stock. Each right entitles its holder to buy one-one thousandth (1/1000th) of a share of Series A Participating Cumulative Preferred Stock at a price of $140.

     The rights will become exercisable upon the earlier of (a) any time we learn that a person or group has acquired, or obtained the right to acquire, beneficial ownership of more than 15% of our outstanding common stock (an "acquiring person"), unless provisions intended to prevent accidental triggering apply, and (b) any date designated by our board of directors following the commencement of, or first public disclosure of an intention to commence, a tender or exchange offer for our outstanding common stock. Each right other than those held by the acquiror will entitle its holder to purchase, at the right's exercise price, shares of our common stock having a market value of twice the right's exercise price. Additionally, if we are acquired in a merger or other business combination, each right other than those held by the surviving or acquiring company will entitle its holder to purchase, at the right's exercise price, shares of the acquiring company's common stock (or our stock if we are the surviving corporation) having a market value of twice the right's exercise price. Each one-one thousandth of a share of Series A Participating Cumulative Preferred Stock will be entitled to dividends and to vote on an equivalent basis with one share of our common stock.

     Rights may be redeemed at the option of the board of directors for $.01 per right at any time before the earlier of any time there is an acquiring person or the tenth anniversary of the date of the plan. The board of directors may amend the rights at any time without shareholder approval. The rights will expire by their terms on May 15, 2006.

CERTAIN PROVISIONS OF ASHLAND'S RESTATED ARTICLES

     In the event of a proposed merger or tender offer, proxy contest or other attempt to gain control of us and not approved by our board of directors, it would be possible for our board of directors to authorize the issuance of one or more series of preferred stock with voting rights or other rights and preferences which would impede the success of the proposed merger, tender offer, proxy contest or other attempt to gain control of us. Applicable law, the restated articles and the applicable rules of the stock exchanges upon which the common stock is listed may limit this authority. The consent of the holders of common stock would not be required for any issuance of preferred stock like this.

     The restated articles incorporate in substance certain provisions of the Kentucky Business Corporation Act to require certain approvals as a condition to mergers and certain other business combinations involving us and the 10% shareholder unless (a) the transaction is approved by a majority of our continuing directors or (b) certain minimum price and procedural requirements are met. Those approvals include the approval of the holders of at least 80% of our voting stock, plus two-thirds of the voting stock other than voting stock owned by a 10% shareholder. In addition, the Kentucky Business Corporation Act includes a standstill provision which precludes a business combination from occurring with a 10% shareholder, notwithstanding any vote of shareholders or price paid, for a period of five years after the date that 10% shareholder becomes a 10% shareholder, unless a majority of our independent directors approves the combination before that date.

     The restated articles also provide that

         o   our board of directors is classified into three classes,

         o a director may be removed from office without cause only by the affirmative vote of the holders of at least 80% of the voting power of our then outstanding voting stock,

         o our board of directors may adopt by-laws concerning the conduct of, and matters considered at, meetings of shareholders, including special meetings,

         o the by-laws and certain provisions of the restated articles may be amended only by the affirmative vote of the holders of at least 80% of the voting power of our then outstanding voting stock and

         o the by-laws may be adopted or amended by our board of directors. However, the by-laws adopted in this fashion may be amended or repealed by affirmative vote of the holders of at least 80% of the voting power of our then outstanding voting stock.

                                  THE PLAN

GENERAL PLAN INFORMATION

     Marathon Ashland Petroleum LLC, or MAP, is a joint venture between USX-Marathon and Ashland. Our management determined that it would be in our best interest that certain MAP officers and employees have an ownership interest in Ashland. Accordingly, on September 17, 1998, our board of directors approved the plan and the grant of 69,375 options to purchase our common stock to 201 officers and employees of MAP. Several of these employees have terminated their employment with MAP, and as a result there are currently 68,925 options outstanding to which this prospectus relates. Throughout this prospectus, we will refer to the stock options as the "MAP stock options" and our Personnel and Compensation Committee as the "Committee." We granted the MAP stock options under the terms and conditions of the notice of grant and the Ashland Inc. Stock Option Plan for Employees of Joint Ventures, a new plan specifically designated to grant options to joint ventures in which we have an interest. The MAP stock options supplement options granted to those MAP employees by USX-Marathon in amounts recommended by the MAP Executive Committee.

     The summary of the terms and provisions of the plan in this prospectus is not complete. You should refer to the documents relating to the plan filed as exhibits to the registration statement of which this prospectus is a part. If necessary, we will in the future provide supplemental material to update the available information with respect to the plan, the MAP stock options and the underlying shares of our common stock to holders of MAP stock options.

     The plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, and is exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     Participants under the plan may obtain additional information regarding the plan and its administration from the Office of the Secretary, Ashland Inc., 50 E. RiverCenter Boulevard, P.O. Box 391, Covington, KY 41012-0391. The Secretary's Office may also be reached by phone at (606) 815-3333.

PURPOSE OF THE PLAN

     The principal purpose of the plan is to promote our interests and those of our shareholders by attracting and retaining management personnel whose training, experience and abilities contribute to the success of MAP or another joint venture in which we have an interest and which our board of directors designates as being governed by the plan. To achieve this purpose, we may in our discretion grant MAP stock options to selected MAP officers and employees. A recipient of the MAP stock options will have the right to purchase our common stock at a price and on terms to be specified by the Committee or determined in some other manner under the plan.

ADMINISTRATION

     The Committee will administer the plan. Frank C. Carlucci, James B. Farley, Mannie L. Jackson, Patrick F. Noonan, and W.L. Rouse, Jr. presently serve on the Committee.

ELIGIBILITY AND GRANT OF MAP STOCK OPTIONS

     The MAP Executive Committee recommends to the Committee certain regular, full-time or part-time employees of MAP to participate in the plan. The Committee selects the MAP employees to receive an award of MAP stock options under the plan. The MAP stock options to which this prospectus relates were granted to MAP employees on September 17, 1998. Under the notice of grant, none of the rights and obligations of those MAP employees, including under the vesting provisions or other terms of the notice of grant or the plan, will be affected by the transfer of any of the MAP employees from MAP to Ashland or from MAP to another unit of USX. Under the notice of grant, by accepting the award of MAP stock options granted on September 17, 1998, the MAP employees agree to remain at MAP for a period of at least one year from the date of the award although this does not in any way confer from Ashland to any MAP employee any right to continue employment with MAP or affect any existing right of MAP to terminate any MAP employee.

EXERCISE PRICE

     Under the plan, the exercise price for the underlying Ashland common stock that will be issued for each MAP stock option will be fixed by the Committee at the time the option is granted. The Committee determined that exercise price for the options granted on September 17, 1998 to be the fair market value per share of our common stock on the date of grant. The Committee further determined fair market value to be the closing price per share of Ashland common stock on the New York Stock Exchange composite tape on the date of grant, which was $48.00 on September 17, 1998.

ACCEPTANCE OF AWARDS

     By accepting any award of MAP stock options under the plan, each MAP employee will be conclusively deemed to have indicated his or her acceptance and ratification of and consent to any action that we, our board of directors or the Committee may have taken with respect to the plan, including any amendment of the plan by the board of directors or the Committee. The terms of this provision will also be deemed to apply to each personal representative or beneficiary claiming under or through the MAP employee, as those individuals are defined under the plan.

NOTICE OF GRANT

     Each MAP stock option will, at our discretion and as directed by the Committee, be evidenced by a notice of grant between the recipient and Ashland. The notice of grant will contain those terms and conditions that the Committee determines and that are consistent with the plan.

VESTING

     Unless the Committee determines otherwise, each MAP stock option will provide that its recipient may not wholly or partially exercise the option for a period of one year after the date of the option's grant. Under the notice of grant of the MAP stock options to which this prospectus relates, 50% of the MAP stock options granted to a MAP employee on September 17, 1998 will vest on the first anniversary of the grant date, an additional 25% will vest on the second anniversary of the grant date and the remaining 25% will vest on the third anniversary of the grant date.

EXERCISE OF MAP STOCK OPTIONS AND PAYMENT

     A stock option may be exercised by written notice to us. The written notice must be consistent with the terms of the notice of grant relating to the MAP stock option and must be accompanied by payment of the full exercise price for the underlying shares of our common stock which the holder of the MAP stock option chooses to exercise. The exercise price for any shares purchased may be paid in cash, in shares of our common stock previously owned by the holder, partly in cash and partly in our common stock or in such other consideration as shall constitute lawful consideration for the issuance of common stock (including, but not limited to, a "cashless exercise"), as the Committee, in its sole discretion, may determine.

     In order to assure compliance with the securities laws, during any time that the registration statement of which this prospectus is a part is not effective, the Committee may require evidence of a type and degree it considers necessary to establish that the underlying shares of common stock are being purchased for investment only and not with a view to, or for sale in connection with, a distribution. As used in this context, "distribution" is defined under the Securities Act. If this prospectus is not then part of an effective registration statement, the Committee may further require legends on the certificates representing the underlying shares.

     As a condition to the transfer of a certificate representing those shares, the Committee may obtain those agreements or undertakings that it considers necessary or advisable to assure compliance with any provision of the plan or any law or regulation.

CANCELLATION OF MAP STOCK OPTION

     The Committee has the right in its sole discretion and without the option holder's consent to cancel a MAP stock option granted under the plan, whether vested or not, at any time. If the Committee does so, it will cause us to pay the MAP employee holding the canceled option an amount determined by using the Black-Scholes or some other valuation method generally accepted and used by nationally recognized executive compensation consulting firms. The Committee will determine whether we make the buyout payments under this provision in cash, in shares of Ashland common stock or partly in cash and partly in common stock. Buyout payments will be made net of any applicable foreign, federal (including FICA), state or local withholding taxes.

TRANSFERABILITY

     Unless our board of directors or the Committee directs otherwise, the rights and interest of a MAP employee who has received MAP stock options under the plan may not wholly or partially be assigned or transferred directly, by operation of law or in some other manner, including but not limited to the following: execution, levy, garnishment, attachment, pledge or bankruptcy. No MAP employee's rights or interest under the plan will be assigned or transferred because of any obligation or liability of that MAP employee. The sole exception to this provision is that the MAP employee's rights and interest under the plan may pass by will or the laws of descent and distribution in the event of the MAP employee's death.

RESERVE OF COMMON STOCK

     Shares of our common stock to be issued upon the exercise of MAP stock options will be from authorized but unissued shares. If any MAP stock option or a part of a MAP stock option expires, terminates or is canceled or surrendered for any reason without having been fully exercised, the shares relating to the unexercised portion of the MAP stock option may again be subject to the grant of MAP stock options under the plan.

TERM OF THE PLAN

     The plan became effective on September 17, 1998, the date of the plan's approval by our board of directors. Each MAP stock option will have a fixed expiration date of not later than ten years and one month from the option's date of grant, unless the option is canceled or the plan is terminated before the fixed expiration date. Each of the

MAP stock options granted on September 17, 1998 will expire on October 17, 2008, if not terminated earlier as provided below.

TERMINATION OF EMPLOYMENT

     The plan provides that the Committee will decide when and the terms under which a MAP employee (or his beneficiaries or legal personal representative, as the case may be, as those terms are defined in the plan) who dies, becomes disabled or retires or leaves MAP employment may continue to exercise vested MAP stock options. The Committee will also decide the extent to which unvested MAP stock options will vest for those MAP employees. Under the notice of grant, a MAP employee who retires from or dies or becomes disabled while employed at MAP, Ashland or from MAP to another unit of USX or his or her beneficiary or personal representative may exercise any MAP stock option granted on September 17, 1998 until its expiration date. That option may be exercised for the number of shares which the MAP employee could have acquired under the option immediately prior to the retirement, death or disability.

     The plan provides that if the employment of a MAP employee who has received MAP stock options terminates before the end of the one year vesting period for the options or any other period determined by the Committee, then those options will immediately terminate. Under the notice of grant, a MAP employee, after terminating employment from MAP, Ashland or from MAP to another unit of USX for a reason other than retirement, death or disability, may exercise any MAP stock option granted on September 17, 1998 until the earlier of 30 days after termination or the expiration date of the option. The MAP employee may exercise the option for the number of shares of Ashland common stock, which the MAP employee could have acquired under the option immediately prior to termination.

ADJUSTMENTS

     The kind of shares that we may issue under the plan and the kind of shares underlying or the exercise price for any outstanding MAP stock options will be automatically adjusted to maintain the proportionate interest of any MAP employee who received MAP stock options before any of the following types of events: a stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, exchange of shares, split-up, split-off, spin-off, liquidation or any distribution to holders of our common stock other than cash dividends. Any adjustment under this provision will be conclusive and binding for all purposes of the plan.

AMENDMENT

     Our board of directors or the Committee may at any time terminate, modify or amend the plan in those respects it deems advisable and as permitted by law.

TYPE OF STOCK OPTION

     The MAP stock options will be nonqualified stock options and will not be entitled to tax treatment as incentive stock options as defined in
Section 422 of the Internal Revenue Code of 1986, as amended.

LISTING

     We have applied for a listing of the shares of our common stock underlying the MAP stock options on the New York Stock Exchange and the Chicago Stock Exchange, subject to official notice of issuance.

                      FEDERAL INCOME TAX CONSEQUENCES

     The following brief description of the tax consequences of awards under the plan is based on Federal tax laws currently in effect and does not purport to be a complete description of such Federal tax consequences.

     If shares are issued to the original holder of a nonqualified option that is granted and exercised in accordance with the plan, then:

o no income will be recognized by the holder at the time of grant of the option;

o upon exercise of the option the holder will recognize taxable ordinary income in an amount equal to the excess of the fair market value, at the time of exercise, of the shares acquired over the option price;

o subject to the limitation described below, we will be entitled to a deduction at the same time and in the same amount as the holder has income under the preceding item; and

o upon a sale of the shares acquired, the holder will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on the sale and the tax basis of the shares sold.

Assuming that the payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the date of exercise, but not less than the option price, and their holding period will begin on the day after the tax basis of the shares is determined in this manner.

If the optionee uses previously owned shares to exercise an option in whole or in part, the transaction will not be considered to be a taxable disposition of the previously owned shares. The holder's tax basis and holding period of the previously owned shares will be carried over to the equivalent number of shares received on exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the date of exercise but not less than the amount of cash used in payment, and the holding period for the additional shares will begin on the day after the tax basis of the shares is determined in this manner. In order to facilitate recordkeeping by optionees, when an option is exercised with previously owned shares, we will deliver separate stock certificates to the optionee representing the shares surrendered and the additional shares to which the optionee is entitled as a result of the exercise.

In addition to the Federal income tax consequences described above, the acquisition, ownership or disposition of a MAP stock option or shares acquired upon the exercise of a MAP stock option may have tax consequences under various state or foreign laws that may be applicable to certain option holders. Since these tax consequences, as well as the Federal income tax consequences described above, may vary from holder to holder depending upon the particular facts and circumstances involved, each holder should consult its own tax advisor with respect to the Federal income tax consequences of the grant or exercise of a MAP stock option, and also with respect to any tax consequences under applicable state or foreign law. Ashland will not withhold more than the statutorily required amounts for federal, state and local taxes.

                            PLAN OF DISTRIBUTION

We will offer the underlying shares of our common stock directly to the MAP employees who have received MAP stock options under the terms of the plan. We will pay all expenses relating to the offer and sale to eligible MAP employees of the shares of our common stock underlying the MAP stock options. Those MAP employees will not incur any commissions, fees or other charges or expenses in connection with the offer of securities covered by this prospectus.

                               LEGAL MATTERS

David L. Hausrath, Esq., Vice President and General Counsel of Ashland, will pass upon the validity of the issuance of the shares of Ashland common stock offered by this prospectus when sold under the terms of the plan. David L. Hausrath owns beneficially 17,063 shares of our common stock (including common stock units held in our deferred compensation plan).

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

Filing Fee for Registration Statement    $   920
Legal Fees and Expenses                  $30,000
Accounting Fees and Expenses             $25,000
Stock Exchange Listing Fees              $   774
                                         --------
         Total                           $56,694
                                         ========

All of the above amounts, other than the Commission filing fee, are estimates only.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Sections 271B.8-500 through 580 of the Kentucky Business Corporation Act contain detailed provisions for indemnification of directors and officers of Kentucky corporations against judgments, penalties, fines, settlements and reasonable expenses in connection with litigation. Under Kentucky law, the provisions of a company's articles and by-laws may govern the indemnification of officers and directors in lieu of the indemnification provided for by statute. We have elected to indemnify our officers and directors pursuant to our Restated Articles, our By-laws and by contract rather than to have such indemnification governed by the statutory provisions.

Article X of the Restated Articles permits, but does not require, us to indemnify our directors, officers and employees to the fullest extent permitted by law. Our By-laws require indemnification of our officers and employees under certain circumstances. We have entered into indemnification contracts with each of our directors that require indemnification to the fullest extent permitted by law, subject to certain exceptions and limitations.

We have purchased insurance which insures (subject to certain terms and conditions, exclusions and deductibles) us against certain costs which we might be required to pay by way of indemnification to our directors or officers under our Restated Articles or By-laws, indemnification agreements or otherwise and protects individual directors and officers from certain losses for which they might not be indemnified by us. In addition, we have purchased insurance which provides liability coverage (subject to certain terms and conditions, exclusions and deductibles) for amounts which we, or the fiduciaries under our employee benefit plans, which may include our directors, officers and employees, might be required to pay as a result of a breach of fiduciary duty.

ITEM 16.  EXHIBITS.

The following Exhibits are filed as part of this Registration Statement:

3.1 --Second Restated Articles of Incorporation, as amended effective January 30, 1998 (incorporated by reference to Exhibit 3 to Ashland's Form 10-Q for the quarter ended December 31, 1997).
3.2 --By-laws, as amended effective January 28, 1999 (incorporated by reference to Exhibit 3 to Ashland's Form 10-Q for the quarter ended December 31, 1998).
4.1 --Form of Certificate of Common Stock, par value $1.00 per share, (incorporated by reference to Exhibit 4(e) to Registration Statement No. 33-60040, filed with the Commission on March 26,
         1993).
*5       --Opinion of David L. Hausrath, Esq.
*10.1    --Ashland Inc. Stock Option Plan for Employees of Joint Ventures.
*10.2    --Notice of Grant of Non-Qualified Stock Option.
*23.1    --Consent of Ernst & Young LLP.
*23.2    --Consent of PricewaterhouseCoopers LLP.

*23.3    --Consent of David L. Hausrath,  Esq. (included as part of Exhibit
         5).
*24 --Power of Attorney, including resolutions of the board of directors.

  *Filed herewith


ITEM 17. UNDERTAKINGS.

(A) Ashland hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (A)(l)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Ashland pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(B) Ashland hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Ashland's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Ashland pursuant to the foregoing provisions, or otherwise, Ashland has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Ashland of expenses incurred or paid by a director, officer or controlling person of Ashland in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Ashland will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act, Ashland certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Covington, Commonwealth of Kentucky, on May 18, 1999.

                               ASHLAND INC.,


                              By  /s/ David L. Hausrath
                                  David L. Hausrath
                                  Vice President and General Counsel



Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on May 18, 1999.

         Signature                                   Title
             *
          -----                    Chairman of the Board and Chief Executive
     Paul W. Chellgren             Officer
                                         (Principal Executive Officer)

             *
          -----                    Senior Vice President and Chief Financial
     J. Marvin Quin                Officer
                                         (Principal Financial Officer)

             *
          -----                    Administrative Vice President and Controller
     Kenneth L. Aulen                    (Principal Accounting Officer)

             *
          -----                    Director
     Samuel C. Butler

             *
          -----                    Director
     Frank C. Carlucci

             *
          -----                    Director
     Ernest H. Drew

             *
          -----                    Director
     James B. Farley

             *
          -----                    Director
    Ralph E. Gomory

             *                     Director
          -----
     Mannie L. Jackson

             *                     Director
          -----
     Patrick F. Noonan

             *                     Director
          -----
    Jane C. Pfeiffer

             *                     Director
          -----
   Michael D. Rose

             *                     Director
          -----
  William L. Rouse, Jr.


*By   /s/ David L. Hausrath
     -----------------------
      David L. Hausrath
      Attorney-in-fact

    *Original powers of attorney authorizing,  Paul W. Chellgren,  David L.
     Hausrath and Linda L. Foss and each of them to sign the Registration Statement and amendments thereto on behalf of the above-mentioned directors and officers of Ashland have been filed with the Commission as Exhibit 24 to the Registration Statement.

                                 EXHIBIT INDEX


5       --Opinion of David L. Hausrath, Esq.
10.1    --Ashland Inc. Stock Option Plan for Employees of Joint Ventures.
10.2    --Notice of Grant of Non-Qualified Stock Option.
23.1    --Consent of Ernst & Young LLP.
23.2    --Consent of PricewaterhouseCoopers LLP.
23.3    --Consent of David L. Hausrath,  Esq. (included as part of Exhibit 5).
24      --Power  of  Attorney,  including  resolutions  of  the  board  of directors.